Exhibit 10.27

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made as of January 23, 2023 (the “Effective Date”) by and among Commenda Inc., a Delaware corporation (“Seller”), on the one hand, and White River Holdings Corp., a Delaware corporation (“Purchaser”), on the other. Seller and the Company are sometimes collectively referred to herein as “Sellers”. Seller, the Company, and Purchaser are hereinafter each referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS Seller is the sole member of Commenda Securities LLC, a Delaware limited liability company (the “Company”), a broker-dealer in good standing with the Financial Industry Regulatory Authority (“FINRA”).

WHEREAS Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller all of Seller’s Membership Interest in the Company (the “Membership Interest”) upon the Financial Industry Regulatory Authority’s (“FINRA”) approval of the Continued Membership Application (“CMA”) pursuant to FINRA Rule 1017 (“FINRA Approval”); and

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, terms, and conditions herein contained (collectively, “Terms”), the sufficiency and adequacy of which is hereby acknowledged, each of the Parties hereto agree as follows:

1. Purchase and Sale of the Membership Interest. Subject to the terms and conditions set forth herein, at the Closing Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of Seller’s right, title, and interest in and to the Membership Interest, free and clear of all encumbrances, other than restrictions on transfer arising under applicable state or federal securities laws (the “Transaction”), for $70,000 together with up to $30,000 of liabilities incurred in the ordinary course of business or credits for prepaid expenses (the “Purchase Price”). The Parties agree and acknowledge that Purchaser has paid the Seller a non-refundable deposit of $10,000 (the “Deposit”), which will be credited against the Purchase Price at the Closing. The Purchase Price plus all cash that shall remain on the books as of the Closing Date (the “Cash Reserve”), less the Deposit shall be referred to as the “Remaining Purchase Price.” The Company agrees to record the transfer of the Membership Interest and following such transfer, the Purchaser will be the sole member of the Company.

2. Closing. The Transaction shall take place electronically when all of the condition’s precedent have been met including approval of the change of control by FINRA and any applicable states and Seller has provided evidence of performance that is acceptable to Purchaser (the “Closing”). At the Closing:

2.1.	Seller will deliver to Purchaser the following documents: (i) an executed resolution of the sole member of the Company resigning as manager and naming Purchaser as the sole member, (ii) the FINRA Approval, and approval by any applicable states, (iii) documents evidencing pre-paid operating expenses, including annual audit expenses for the year ended December 31, 2023, regulatory fees, etc. and a calculation of the pro rata amount owed to Seller (the “Prepaid Expenses”), (iv) evidence of the Cash Reserves as of the Closing Date, and (v) documents evidencing the reasonable expenses incurred by Sellers in connection with the documentation and closing of Transaction, with such expenses not to exceed $20,000 (“Transaction Expenses”).

2.2.	Purchaser will deliver to Seller payment of (i) the Remaining Purchase Price, (ii) the verified Cash Reserves, (iii) a refund of the pro rata share of the Prepaid Expenses paid in advance by Sellers for the period after the Closing, and (iv) the agreed upon Transaction Expenses. All payments by Purchaser shall be by wire transfer pursuant to instructions provided by Seller to Purchaser.

2.3.	If the Closing occurs prior to completion of the audited financial statements for the year ended December 31, 2022, $8,300 shall be deposited in escrow with Purchaser’s attorneys and released to Seller only after the covenants in Section 9.6 concerning auditor co-operation have been complied with to the full satisfaction of Seller’s auditors. If the auditors give written notice to Seller and Purchaser that such co-operation is not forthcoming, the funds shall be released from escrow after 10 days have elapsed unless the audited financial statements have been delivered to Seller within such 10-day period.

3. Management and Operation. The management and operation of the Company shall continue under the current structure in place until the Closing subject to the provisions of Section 4 below. Purchaser shall file a CMA application seeking authorization from the relevant regulatory authorities, including FINRA’s approval of the CMA application to assume future management and operation of the Company. Sellers and Purchaser agree and covenant to cooperate fully with each other in assisting with any request and, and in the event such approval is granted by FINRA, to cooperate fully in a transition of management and operation by executing such documents as are needed to affect a such a change.

4. Pre-Closing Regulatory Compliance. If the current management of Company resigns prior to Closing, Purchaser will arrange at Purchaser’s expense for replacement principals to manage the Company prior to the Closing.

5. Seller Covenants.

5.1.	The Seller shall be entitled to any accounts receivable of the Company after the Closing provided they are from former clients for services delivered on engagements prior to Closing. All bills due and payable after the Closing shall be (i) the sole responsibility of the Purchaser to the extent they arise from services performed and property purchased or leased after the Closing and (ii) the sole responsibility of the Seller to the extent they arise from services performed and property purchased or leased prior to the Closing except as provided in Section 1.

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5.2.	Seller shall cooperate with Purchaser to complete and file with FINRA the CMA and any change of control requirements by any state in which the Company is registered.

5.3.	Seller agrees to operate the Company in the ordinary course of business and not make any material changes to its operations prior to the Closing subject to the provisions of Section 4 above.

5.4.	Seller agrees to execute and prepare all documents necessary to consummate this Agreement and the Transaction.

5.5.	Seller agrees to provide Purchaser with copies of all the Company’s financial information, contracts, and outstanding obligations including any filings made with the Securities and Exchange Commission, (“SEC”) FINRA and any states since January 1, 2021.

5.6.	Seller agrees that the Company will not enter into any new agreements that create additional liability for the Company without the prior written approval of Purchaser, which approval can be withheld for any reason.

5.7.	Sellers have paid all outstanding taxes due with respect to the Company from the most recent Fiscal Year ending December 31 and any later periods through the date of the Closing.

5.8.	Upon Purchaser’s receipt of notice from FINRA of the FINRA Approval, which such approval must be obtained within six (6) months of the Effective Date, then following delivery from Seller to Purchaser of all documents required under this Agreement, Purchaser shall pay the amounts due under Section 2.2 above to Seller within three (3) business days of receipt of such notice. Upon Seller’s receipt of the Purchase Price. Seller shall immediately transfer the Membership Interests to Purchaser. Neither the Company nor the Seller shall sell any new membership interests in the Company. In the event Purchaser does not receive FINRA Approval pursuant to this paragraph within six (6) months, then this Agreement shall be terminated and void. Notwithstanding the above provisions, if FINRA Approval is not received within six (6) months due solely to FINRA’s delay in reviewing the CMA for Approval, the parties will agree to a reasonable extension of the Agreement not to exceed two months.

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6. Agreements by Purchaser.

6.1.	Purchaser agrees that it will complete all documents necessary to consummate this Agreement.

6.2.	Notwithstanding anything to the contrary contained herein, Purchaser agrees to use commercially reasonable efforts to file the CMA by January 31, 2023.

6.3.	Upon Purchaser’s receipt of notice from FINRA of the FINRA Approval, then following delivery from Seller to Purchaser of the documents required by under this Agreement, Purchaser shall pay the amounts due under Section 2.2 above to Seller within three (3) business days of receipt of such notice.

7. Conditions Precedent.

7.1.	Receipt of the FINRA Approval.

7.2.	Receipt of all applicable state approvals in connection with a change in control.

7.3.	Receipt of evidence from FINRA of completion of all exams pending relating to the Company.

7.4.	Prior to the Closing, the Seller shall have paid in full all of the Company’s outstanding taxes due from the most recent Fiscal Year ending December 31 and any interim periods to the date of the Closing.

7.5.	Agreement between Purchaser and Seller of the amounts of the Cash Reserves and the Prepaid Expenses to be paid to Seller at the Closing.

7.6.	Sellers’ representations and warranties shall be true and correct in all material respects except to the extent that any representation is qualified by materiality, in which case they shall be true and correct in all respects.

8. Bills and Legal Expenses. Sellers shall be solely responsible for all liabilities, bills, accounts payable, and invoices due for items occurring prior to the Closing except for Transaction Expenses outlined herein. Further, Sellers shall be solely responsible for any costs, legal fees, regulatory actions, regulatory investigations, judgments, sanctions, fines, or awards stemming from any currently pending arbitration, regulatory actions, litigations, or any other actions giving rise to any of the above by Sellers that occurred prior to Closing. For the purposes of this paragraph, any threatened action, whether civil, regulatory, or criminal, and/or any future action related to conduct which occurred prior to the Closing, shall be considered pending if the alleged underlying conduct took place prior to the Closing. All information relating to this Section 8 is included as Item 9 of the Disclosure Schedule, a copy of which is attached hereto and incorporated herein by this reference.

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9. Representations of Seller.

In order to induce Purchaser to enter into this Agreement and to consummate the Transaction, the Seller(s) makes the representations and warranties set forth below to Purchaser which representations and warranties shall be true and correct as of the Effective Date and the Closing, except as otherwise noted herein or as set forth in the attached Disclosure Schedules. For purposes of this Section 9, “Seller’s Knowledge,” “Knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of Seller or any principal of the Company.

9.1.	Organization. The Company is duly organized and validly existing under the Laws of the State of Georgia. The Company is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned or operated by it or the nature of its business makes such qualification or licensing necessary. The Company is licensed as a broker-dealer in each state reflected on Schedule 9.1 and has not received any communication from any state which if not resolved could result in a state (or states) imposing sanctions on the Company. The Company has all requisite right, power, and authority to (a) own and operate its properties, (b) conduct its business as presently conducted in accordance with local business practices and (c) engage in and consummate the Transaction. Neither the Company nor the Seller is in default under, or breach of, their respective organizational documents.

9.2.	Authorization; Enforceability. The Seller has all requisite right, power, and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement and the consummation the Seller of the Transaction have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid, and binding obligation of such Party, enforceable in accordance with its terms. Seller has all rights, title, and interest in and to the Membership Interest, there are no other Membership Interests outstanding and no person or entity has any agreement to acquire a Membership Interest in the Company.

9.3.	Capitalization. All of the Company’s membership interests issued prior to the Closing have been and will be duly authorized and are and will be validly issued, fully paid and non-assessable. There is only one class of membership interests in the Company. Seller is the sole member and equity holder of the Company. There are no options, rights, warrants, convertible securities, or other similar instruments that would allow another person and/or entity to become a member of the Company. The Seller is the sole owner of the Company and the Membership Interests have not been pledged, hypothecated, or collateralized and are freely transferable and assignable pursuant to this Agreement. None of the Company’s membership interests were or will be issued in violation of any law, preemptive right, right of first refusal or similar agreement.

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9.4.	Regulatory Compliance. The Company is a broker-dealer duly registered, licensed, and in good standing pursuant to the Securities Exchange Act of 1934 with the SEC, FINRA, and all states and jurisdictions in which it conducts business. The Company has all permits, licenses and authorizations required by any governmental authority or agency to conduct its business and has paid all applicable fees and no fees or bills are accrued, due or owing. Seller represents that the Company has fully complied with the rules and regulations (of such regulatory bodies, and other industry, or governmental organizations) required by law for its business. To Sellers’ Knowledge, the Company is not the subject of any regulatory inquiry, investigation, proceedings or customer complaint, arbitration, or litigation. To Sellers Knowledge the Company is in full compliance with all applicable Laws, rules and regulations including those of FINRA, the SEC, and the states in which the Company operates and is licensed; such rules include, but are not limited to, net capital requirements, margin requirements, reserve account and segregation requirements for customer assets, financial reporting requirements, recordkeeping requirements, independent audit requirements, and any other requirements imposed by Sections 15(c) and 17(a) of the Securities Exchange Act of 1934 and the Rules thereunder. Furthermore, to Sellers Knowledge all reports and other forms required to be filed by the Company pursuant to such aforementioned rules were true and correct as of the dates reflected thereon.

9.5.	Organizational Documents and Corporate Records. A true and complete copy of the Limited liability Agreement or Operating Agreement will also be delivered to Purchaser prior to the Closing. All matters requiring the authorization or approval of the member of the Company have been duly and validly authorized and approved by the Seller.

9.6.	Financial Statements. Seller has delivered to Purchaser a true and complete copy of the audited financial statements of the Company as of December 31, 2021 and 2020 and the unaudited financial statements of the Company for the twelve months ended December 31, 2022 (the “Company’s Financial Statements”) which are attached hereto as Exhibit A. The Company’s Financial Statements (including, in each case, any notes and schedules thereto): (i) have been prepared in accordance with the books of accounts and records of the Company; (ii) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) except that unaudited financial statements may not contain all footnotes required by GAAP, (iv) fairly present in all material respects the consolidated financial position and the results of operations, and cash flows of the Company as of the respective dates of and for the periods referred to in such financial statements, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments,. If the Closing does not occur before delivery of the audited financial statements for the year ending December 31, 2022, one or more principals of Seller registered with FINRA shall execute any representation letters required by Seller’s auditors and answer any questions posed by such auditors.

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9.7.	Employment Matters. There are no employment, consulting, severance or indemnification arrangements, arrangements which contain change of control provisions, agreements, or understandings between the Company and any officer, director, manager, consultant, or employee. Schedule 9.7 contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, employees and consultants of the Company, and a list of all employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment or providing services, including working conditions, vacation and sick leave (or paid time off), a complete copy of each of which (or a description, if unwritten) has been delivered to the Purchaser. The Company has complied with all applicable employment Laws, including payroll and related obligations, benefits, and social security, and does not have any obligation in respect of any amount due to employees of the Company or governmental authorities, other than normal salary, other fringe benefits and contributions accrued but not payable on the Effective Date.

9.8.	Tax Matters. All tax returns required to be filed on or before the Closing by or with respect to the Company have (or by the Closing will have) been duly filed. Such Tax returns are true, correct, and complete in all respects. The Company has paid all outstanding taxes due as of the Closing. The Company has no tax liabilities outstanding.

9.9.	Legal Proceedings. Sellers are not a party to any pending or threatened legal proceeding.

9.10.	Guaranties. The Company is not obligated directly, or as a guarantor, surety or otherwise with respect to any type of indebtedness.

9.11.	Absence of Undisclosed Liabilities. The Company does not have any material liabilities outside the normal course or debt obligations of any kind, absolute, accrued, contingent or otherwise.

9.12.	Indebtedness. The Company is not a party to or otherwise bound by any written or oral note, mortgage, indenture, leases or other contract or commitment.

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9.13.	Absence of Material Adverse Effects. Since December 31, 2021, the Company has conducted its business only in the ordinary and usual course and in a manner consistent with past practices and, since such date there has been no Material Adverse Effect relating to the Company. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, condition (financial or otherwise) prospects or assets of any Party, or (b) the ability of any Party to consummate the Transaction.

9.14.	No Conflicts or Consents. The execution, delivery, and performance by Sellers of this Agreement, and the consummation of the Transaction, do not and will not: (a) violate or conflict with any provision of the organizational documents, operating agreement, or other governing documents of the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law” or “Laws”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any governmental authority (“Governmental Order”) applicable to Seller or the Company; (c) except as set forth in this Agreement, require the consent, notice, or filing with or other action by any person or require any permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, including Company’s FINRA registration, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any encumbrance on any properties or assets of the Company.

9.15.	Contracts. Seller has provided Purchaser with true and correct copies of all Contracts.

9.16.	Brokers. There is no broker, finder, or investment banker entitled to any brokerage, finders, or other fee or commission in connection with the Transaction.

9.17.	2022 Audit. The audited financial statements of the Company for the year ended December 31, 2022, required to be filed with the Securities and Exchange Commission and FINRA, shall have been filed.

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9.18.	Accuracy of Information Furnished. To Seller’s Knowledge, no representation or warranty by Sellers in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. Copies of all documents listed or described in the various exhibits attached hereto and provided by the Sellers are true, accurate and complete. “Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Seller or the Company, after due inquiry.

10. Representations of Purchaser.

In order to induce Seller to enter into this Agreement and to consummate the Transaction, the Purchaser makes the representations and warranties set forth below to Seller which representations and warranties shall be true and correct as of the Effective Date and the Closing, except as otherwise noted herein or as set forth in the attached Disclosure Schedules. For purposes of this Section 10, “Purchaser’s Knowledge,” “Knowledge of Purchaser,” and any similar phrases shall mean the actual or constructive knowledge of Purchaser or any principal of the Purchaser.

10.1.	Authorization; Enforceability. The Purchaser has all requisite rights, power, and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement and the consummation the Purchaser of the Transaction have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid, and binding obligation of such Party, enforceable in accordance with its terms.

10.2.	No Conflicts or Consents. The execution, delivery, and performance by Purchaser of this Agreement, and the consummation of the Transaction, do not and will not: (a) violate or conflict with any provision of the organizational documents, bylaws, or other governing documents of the Purchaser; (b) violate or conflict with any “Law or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any governmental authority (“Governmental Order”) applicable to Purchaser; or (c) except as set forth in this Agreement, require the consent, notice, or filing with or other action by any person or require any permit, license, or Governmental Order.

10.3.	Completion of Due Diligence. Subject to the completion of all Conditions Precedent in Section 7 above, Purchaser has satisfactorily completed its Due Diligence review of the Company.

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11. Indemnification.

11.1.	Indemnification by Seller. Seller agrees to indemnify and hold harmless Purchaser from and against, and to reimburse Purchaser with respect to, any and all loss, damage, liability, cost and expense, including reasonable attorneys’ fees incurred by Purchaser by reason of, or arising out of (i) breach by Seller of this Agreement, including any representation or warranty contained herein; (ii) the existence as of the date hereof and through and including the Closing of any undisclosed liability of the Company; (iii) any tax liability, including penalty or interest thereon, which shall exist or accrue thereafter from the Company with respect to any period ending prior to the Closing, including past and continuous business conducted by Seller and/or the Company prior to the Closing, and (iv) those matters set forth in Section 9 above.

11.2.	Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Sellers from and against, and to reimburse Sellers with respect to, any and all loss, damage, liability, cost, and expense, including reasonable attorneys’ fees incurred by Sellers by reason of, or arising out of breach by Purchaser of this Agreement, including any representation or warranty contained herein.

12. Post-Closing Covenants.

12.1.	Purchaser acknowledges and agrees that Seller shall be entitled to keep the Deposit if this Transaction is not completed within six (6) months of the Effective Date.

12.2.	As soon as reasonably possible following the Closing, Purchaser shall file with the Georgia Secretary of State all documents necessary to change Seller’s name to something that does not include “Commenda” in the name.

12.3.	Seller agrees to execute any documents necessary to complete the name change as set forth in Section 12.2 hereof or any other items contemplated by this Agreement.

12.4.	The parties agree that if the Closing does not occur and this Agreement is terminated either due to a breach by Purchaser which has not been cured within 10 days after Seller gives Purchaser written notice or FINRA’s failure to approve the change of control due to Purchaser or any of its affiliates, Seller shall be entitled to the Deposit and Seller’s Transaction Expenses as outlined herein. If the Closing does not occur due to a breach by Seller which has not been cured within 10 days after Purchaser gives Seller written notice or FINRA’s failure to approve the change of control due to reasons other than Purchase or any of its affiliates, Seller shall be entitled to the Deposit but not Seller’s Transaction Expenses as outlined herein.

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13. General Provisions.

13.1.	Merger. This Agreement (including any schedules and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Seller and Purchaser and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by each of the Seller and Purchaser.

13.2.	Headings. All headings utilized in this Agreement are done so only for convenience and shall have meaning or effect on the language contained herein.

13.3.	Mediation. If a dispute arises out of or relates to this contract, or the alleged breach thereof, and if the dispute is not settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation within 30 days administered via private efforts or under the FINRA Code of Mediation Procedure before resorting to arbitration, litigation, or some other dispute resolution procedure. If the parties are unable to agree on a mediator, a mediator shall be appointed by the named administrator. The process shall be confidential based on terms acceptable to the mediator and/or mediation service provider.

13.4.	Dispute Resolution. Any proceeding arising out of or relating to this Agreement which cannot be resolved by negotiation or mediation, as described above, shall be brought solely in arbitration in Atlanta, Georgia before and subject to the rules for industry disputes of FINRA, and each Party waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in such venue, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other venue. The Parties agree that any of them may file a copy of this paragraph with any court or arbitrator as written evidence of the knowing, voluntary, and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum.

13.5.	Amendments. Any amendment to this Agreement must be made in writing executed by all the Parties or it will have no binding effect.

13.6.	Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. Furthermore, the remaining terms shall survive any declaration of a single term being found to be invalid, unenforceable, or illegal.

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13.7.	Confidentiality. The Parties agree that this Agreement and the terms hereof (the “Terms”) shall remain confidential. However, the Parties may share these terms with FINRA, and their respective attorneys, accountants, tax advisors or those others for which it is reasonable to conclude their knowledge of the Terms is necessary to carry out any obligation of the Parties, including but not limited to responding to any regulatory or governmental inquiry.

13.8.	Termination. This Agreement shall terminate six (6) months from the Effective Date (the “Termination Date”).

13.9.	Choice of Law. This Agreement shall be governed by the internal substantive Laws, but not the choice of law rules, of the State of Delaware.

13.10.	Integration. This Agreement, including all exhibits hereto, represents the entire agreement between the parties with respect to the purchase of the Membership Interests by the Purchaser and supersedes and replaces all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any discussions or negotiations whether written or oral.

13.11.	Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which it becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon Purchaser and its successors and assigns.

13.12.	Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the Parties are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

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13.13.	Further Documents. Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Seller to carry out the purposes or intent of this Agreement, including (but not limited to) the applicable exhibits and attachments to this Agreement.

13.14.	Rights as a Member. Subject to the terms and conditions of this Agreement, the Purchaser shall have all the rights of a member of the Company with respect to the Membership Interests from and after the date of the Closing.

13.15.	Reliance on Counsel and Advisors. The Purchaser and the Sellers acknowledge that they each have had the opportunity to review this Agreement, including all attachments hereto, and the Transaction with their own legal counsel, tax advisors and other advisors. They are relying solely on their own counsel and advisors and not on any statements or representations of any other party hereto or their agents for legal or other advice with respect to the Transaction.

13.16.	Legal Fees and Expenses. The Parties shall bear their own legal fees and expenses associated this Agreement except for Transaction Expenses outlined herein and with any resultant disputes arising from or related hereto.

13.17.	Notices. Notices pursuant to this Agreement shall be deemed given on the day posted or sent as the case may be and shall be given personally or any recognized overnight mail carrier (i.e., Federal Express, UPS), prepaid by the sender, or email, to the parties, and their attorneys, at the following addresses:

Notices to Seller shall be sent to:

Commenda, Inc.

_______________

_______________

_______________

Email: _________________

Notices to Purchaser shall be sent to:

White River Holdings Corp

609 W. Dickson St

Suite 102 G

Fayetteville, AK 72701

Attn: Jason Puchir

Email: jpuchir@white-river.com

13.18.	Survival. Sections 8, 8, 10, 11, 12, and 13 hereof will survive any termination of this Agreement.

13.19.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

[signature pageS follow]

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

“PURCHASER”

WHITE RIVER HOLDINGS CORP.

/s/ Jay Puchir
Signature

Jay Puchir
Print Name

CEO
Print Title

“SELLER”

COMMENDA, INC.

/s/ Timothy J. Sheehan
Signature

Timothy J. Sheehan
Print Name

President
Print Title

Membership Interest Purchase Agreement Signature Page

EXHIBIT A

FINANCIAL STATEMENTS

Exhibit A

DISCLOSURE SCHEDULES